EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111332 of CEL-SCI Corporation on Form S-3/A of our report dated December 15, 2003, appearing in the Annual Report on Form 10-K/A of CEL-SCI Corporation for the year ended September 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

McLean, Virginia
March 30, 2004